Exhibit 1(c)
                                 THE FUND, INC.

                              ARTICLES OF AMENDMENT

 The Fund, Inc., a Maryland corporation having its principal business office at 32 South Street, Baltimore, Maryland
 21201 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

             FIRST: The Articles of incorporation of the Corporation are hereby amended as follows:

             Article II of the Articles of Incorporation is amended and restated to read in full as follows:

ARTICLE II

             The name of the Corporation is: The RBB Fund, Inc.

SECOND: The Articles of incorporation of the Corporation are hereby further amended as follows:

             Article VIII of the Articles of Incorporation is amended and restated to read in full as follows:

 ARTICLE VIII

        Section 1. To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or or officer at the time of any proceeding in which liability is asserted.

       Section 2. The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The board of Directors may by By-law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

       Section 3. No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

       Section 4. References to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No further amendment to the Articles of incorporation of the Corporation shall decrease, but may expand, any right of any person under this Article based on any event, omission or proceeding prior to such amendment.


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              THIRD: The sole director of the Corporation, by consent pursuant to Section 2-408(c) of the Maryland General Corporation Law, on May 16, 1988, duly adopted resolutions in which was set forth the foregoing amendments to the Articles of Incorporation, approving the said amendments to the Articles of Incorporation.

             FOURTH:  No stock  entitled to vote on the foregoing  amendments to
the  Articles  of   Incorporation   was  subscribed  for  at  the  time  of  the
aforementioned approval.

 IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on May 16, 1988.

(SEAL)
Attest:                             THE FUND, INC.

/s/JANE K. SAGENDORPH               By:/s/JOE MCKEE THOMSON
---------------------               -----------------------
Jane K. Sagendorph                  Joe McKee Thomson
Assistant Secretary                 President


 The undersigned, President of The Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

 /s/JOE MCKEE THOMSON
 --------------------
 Joe McKee Thomson
 President